EXHIBIT 99.1
Investor Contact:
Nathan Harrill
Exact Sciences Corp.
investorrelations@exactsciences.com
608-535-8659

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces Preliminary Fourth Quarter 2023 Results
Anticipates record fourth-quarter revenue, expects full-year 2024 revenue of $2.83 billion, submits next-generation Cologuard® to FDA

Announces Chief Financial Officer succession plan

Highlighted announcements:

•Expects total fourth quarter revenue of $645.5-$647.5 million, an increase of 17% compared to the fourth quarter of 2022, with Screening revenue of $486.0-$487.0 million and Precision Oncology revenue of $159.5-$160.5 million
•Expects total full-year 2023 revenue of $2.50 billion and 2024 revenue of $2.83 billion
•Submitted final module of next-generation Cologuard premarket approval application to FDA
•Announces Jeff Elliott plans to step down as Executive Vice President and Chief Financial Officer

MADISON, Wis., January 7, 2024 -- Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company expects to report revenue between $645.5 million and $647.5 million for the fourth quarter ended December 31, 2023.

The company also announced that Jeff Elliott plans to step down as Executive Vice President and Chief Financial Officer (CFO) in 2024 due to personal reasons. Mr. Elliott will continue in his role as CFO until a successor is appointed. To help facilitate a smooth transition, following the appointment of a successor, Mr. Elliott will serve as a special advisor to the CEO. The company has engaged a nationally recognized executive search firm to review both internal and external candidates for its next CFO.

Preliminary, Unaudited Fourth Quarter 2023 Financial Results

"Exact Sciences' fourth quarter results show the strength of our business and reflect our unwavering commitment to help eradicate cancer by preventing it, detecting it earlier, and guiding personalized treatment," said Kevin Conroy, chairman and CEO. "To advance this mission, our team is intensely focused on impacting millions of people's lives with Cologuard, Oncotype DX®, and the next wave of innovative cancer diagnostics."

For the three-month period ended December 31, 2023, as compared to the same period of 2022:

•Total revenue between $645.5 million and $647.5 million, an increase of 17 percent, or 18 percent excluding COVID-19 testing
•Screening revenue between $486.0 million and $487.0 million, an increase of 21 percent
•Precision Oncology revenue between $159.5 million and $160.5 million, an increase of 12 percent

Preliminary, Unaudited 2023 Financial Results

For the twelve-month period ended December 31, 2023, as compared to the same period of 2022:

•Total revenue between $2,498.5 million and $2,500.5 million, an increase of 20 percent, or 23 percent excluding COVID-19 testing
•Screening revenue between $1,864.0 million and $1,865.0 million, an increase of 31 percent

•Precision Oncology revenue between $628.5 million and $629.5 million, an increase of 5 percent
•COVID-19 testing revenue of approximately $6.0 million, a decrease of 90 percent

Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX and therapy selection tests.

2024 Revenue Outlook

The company anticipates revenue of $2.83 billion during 2024.

Chief Financial Officer Succession

“On behalf of the Board and management team, I want to extend our deepest appreciation to Jeff for his steadfast leadership and valuable contributions during his career at Exact Sciences,” added Mr. Conroy. “From his early days as VP of Business Development and Strategy to his tenure as COO and CFO, Jeff has helped guide Exact Sciences through incredible growth and transformation. I appreciate him remaining with us to facilitate a seamless leadership transition, and we wish him the very best moving forward.”

“It has been a privilege to work alongside such a talented and dedicated team at Exact Sciences,” Mr. Elliott said. “With our strong industry leadership, and a growing portfolio of life-changing advanced cancer diagnostics, I am fully confident in Exact Sciences’ continued growth and success. Having dedicated nearly a decade to the Exact Sciences mission, including helping Cologuard grow from its initial phases of commercialization to sustainable financial strength, this represents a natural time to transition from my role and to spend more time with my wife and children.”

Important Note Regarding Preliminary, Unaudited Financial Results
Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2023. The revenue ranges presented in this news release for the fourth quarter of 2023 and for the year ended December 31, 2023 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter of 2023. Exact Sciences is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2023, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Exact Sciences' consolidated financial statements and related notes as of and for the year ended December 31, 2023, the company's independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2023 financial results during its February 2024 earnings call.

About Cologuard
The Cologuard® test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX® test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra™ test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X (formerly known as Twitter) @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impacts on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain products; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; our ability to efficiently and flexibly manage our business amid uncertainties related to the coronavirus ("COVID-19") pandemic; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses' operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel; and the impact of labor shortages, turnover, and labor cost increases. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.